EXHIBIT 5.1

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4528 t 404 815 6500 f 404 815 6555

April 29, 2011

AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

Re:   AGL Resources Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to AGL Resources Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, File No. 333-172084 (as amended through the date hereof, the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of its common stock, $5.00 par value per share (the “Shares”), to be issuable upon completion of the merger of Apollo Acquisition Corp., a wholly owned subsidiary of the Company (“Apollo”), with and into Nicor Inc. (“Nicor”) pursuant to and in accordance with the Agreement and Plan of Merger, dated as of December 6, 2010, among the Company, Apollo, Ottawa Acquisition LLC and Nicor, as amended by the Waiver entered into as of February 4, 2011, by and among the Company, Apollo and Nicor (the “Merger Agreement”).

In our capacity as special counsel to the Company, we have examined the Registration Statement, including its exhibits. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments related to the authorization and issuance of the Shares registered pursuant to the Registration Statement (the “Merger Shares”), and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied, without independent investigation, upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when issued by the Company pursuant to

ATLANTA   AUGUSTA   CHARLOTTE   DENVER   DUBAI   NEW YORK   OAKLAND   PALO ALTO   RALEIGH   SAN DIEGO   SAN FRANCISCO

SEATTLE   STOCKHOLM   TAIPEI   TOKYO   WALNUT CREEK   WASHINGTON, DC   WINSTON-SALEM

AGL Resources Inc.

April 29, 2011

and in accordance with the Merger Agreement, the Merger Shares will be validly issued, fully paid and nonassessable.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the laws of the State of Georgia.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

This opinion letter is being furnished in connection with the issuance of the Shares pursuant to the registration requirements of the Securities Act. We hereby consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm contained under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, KILPATRICK TOWNSEND & STOCKTON, LLP

By:	/s/ David M. Eaton
David M. Eaton, a Partner